EXHIBIT 99



                              PROXY

                  CAMDEN TELEPHONE COMPANY, INC.
                       170 West Main Street
                    Camden, Indiana 46917-0066



  This Proxy is Solicited on Behalf of the Board of Directors.


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED
ENVELOPE.

         The undersigned hereby appoints ____________ and __________ and either of them as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote all the shares of capital stock, Common, no par value, of Camden Telephone Company, Inc., held on record by the undersigned on ___________, 1995, at the special meeting of shareholders to be held on __________, 1995, and any adjournment or adjournments thereof, as described below on the following Proposals and also, as such proxies may in their discretion determine, upon all other matters of business as may properly come before such meeting and any adjournment or adjournments thereof.

         PROPOSAL 1. The approval and adoption of the Agreement and Plan of Merger dated as of April 27, 1995, as amended by the First Supplemental Agreement dated June 29, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and Camden Telephone Company, Inc. ("Camden"), providing for the merger of Sub with and into Camden, as set forth in the accompanying Proxy Statement-Prospectus.

         [  ] FOR              [  ] AGAINST          [  ] ABSTAIN

                   (Continued on reverse side)

         PROPOSAL 2. The adjournment or adjournments of the special meeting of shareholders if a quorum is not obtained.

         [  ] FOR              [  ] AGAINST          [  ] ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the Proposal 1 and Proposal 2.


Please sign exactly as your name appears on your Camden stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign the partnership name by authorized person.




Date:____________________, 1995    ______________________________
                                   Signature


                                   ______________________________
                                   Signature(s), if held jointly